EXHIBIT 2.1


                              A G R E E M E N T
                                    a n d
                          P L A N  O F  M E R G E R


                                By and Among

                    INTEGRATED PERFORMANCE SYSTEMS, INC.,
                                     &
                          BEST CIRCUIT BOARDS, INC.
                          (dba: Lone Star Circuits)



                               October 22, 2004

 RECITALS

 ARTICLE I
 1.1   THE MERGER
 1.2   EFFECTIVE TIME OF THE MERGER
 1.3   ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS
       OF SURVIVING CORPORATION
 1.4   MERGER CONSIDERATION; PRELIMINARY MERGER CONSIDERATION
       AND ADJUSTMENTS
 1.5   EXCHANGE OF CERTIFICATES
 1.6   CLOSING
 1.7   RIGHT OF SET-OFF

 ARTICLE II
 2.1   CAPITALIZATION
 2.2   NO LIENS ON SHARES
 2.3   OTHER RIGHTS TO ACQUIRE CAPITAL STOCK
 2.4   DUE ORGANIZATION
 2.5   SUBSIDIARIES
 2.6   DUE AUTHORIZATION
 2.7   FINANCIAL STATEMENTS
 2.8   ABSENCE OF CHANGES OR EVENTS
 2.9   PROPERTIES
 2.10  LICENSES AND PERMITS
 2.11  PATENTS; TRADEMARKS
 2.12  COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS
 2.13  INSURANCE
 2.14  EMPLOYEE BENEFITS
 2.15  CONTRACTS AND AGREEMENTS
 2.16  CLAIMS AND PROCEEDINGS
 2.17  TAXES
 2.18  PERSONNEL
 2.19  BUSINESS RELATIONS
 2.20  ACCOUNTS RECEIVABLE
 2.21  BANK ACCOUNTS
 2.22  AGENTS
 2.23  WARRANTIES
 2.24  BROKERS
 2.25  INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC.
 2.26  INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS,
       AND EMPLOYEES
 2.27  UNDISCLOSED LIABILITIES
 2.28  ENVIRONMENTAL MATTERS
 2.29  INFORMATION FURNISHED

 ARTICLE III
 3.1   CAPITALIZATION
 3.2   NO LIENS ON SHARES
 3.3   OTHER RIGHTS TO ACQUIRE CAPITAL STOCK
 3.4   DUE ORGANIZATION
 3.5   SUBSIDIARIES
 3.6   DUE AUTHORIZATION
 3.7   FINANCIAL STATEMENTS
 3.8   ABSENCE OF CHANGES OR EVENTS
 3.9   PROPERTIES
 3.10  LICENSES AND PERMITS
 3.11  PATENTS; TRADEMARKS
 3.12  COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS
 3.13  INSURANCE
 3.14  EMPLOYEE BENEFITS
 3.15  CONTRACTS AND AGREEMENTS
 3.16  CLAIMS AND PROCEEDINGS
 3.17  TAXES
 3.18  PERSONNEL
 3.19  BUSINESS RELATIONS
 3.20  ACCOUNTS RECEIVABLE
 3.21  BANK ACCOUNTS
 3.22  AGENTS
 3.23  WARRANTIES
 3.24  CONSULTANT FEES
 3.25  INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC
 3.26  INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS,
       AND EMPLOYEES
 3.27  UNDISCLOSED LIABILITIES
 3.28  ENVIRONMENTAL MATTERS
 3.29  INFORMATION FURNISHED
 3.30  INTEGRATED SHARES
 3.31  SECTION 368(A)(1)(A) AND (A)(2)(E) REORGANIZATION

 ARTICLE IV
 4.1   EMPLOYMENT AGREEMENTS
 4.2   HEALTH INSURANCE
 4.3   FURTHER ASSURANCES

 ARTICLE V
 5.1   CONDUCT OF BUSINESS PENDING MERGER
 5.2   NEGATIVE COVENANTS
 5.3   NATURE OF BREACH
 5.4   OTHER PARTIES
 5.5   ACCESS TO INFORMATION
 5.6   TRANSFER OR ACQUISITION RESTRICTIONS
 5.7   POOLING TREATMENT
 5.8   CONSENTS OF OTHERS
 5.9   PARTIES' EFFORTS
 5.10  POWERS OF ATTORNEY

 ARTICLE VI
 6.1   CONDITIONS TO BUYERS' OBLIGATIONS
 6.2   CONDITIONS TO THE SHAREHOLDERS' AND THE COMPANY'S OBLIGATIONS

 ARTICLE VII
 7.1   INDEMNIFICATION OF INTEGRATED
 7.2   INDEMNIFICATION OF COMPANY AND SHAREHOLDERS
       7.2.1  Indemnifiable Costs
       7.2.2  Cap on Amount of Indemnifiable Costs to be Paid
              From Capital Raise
       7.2.3  Indemnifiable Costs Outstanding at Closing
       7.2.4  Stock Escrow and Security Agreement
       7.2.5  Disbursements of Allen Shares from Escrow
 7.3   SATISFACTION OF SHAREHOLDER ADVANCES TO BUYERS
 7.4   DEFENSE OF CLAIMS
 7.5   TAX AUDITS, ETC
 7.6   NOTICE OF CLAIM

 ARTICLE VIII
 8.1   TERMINATION
 8.2   EFFECT OF TERMINATION

 ARTICLE IX
 9.1   SURVIVAL

 ARTICLE X
 10.1   SUPPLEMENTAL DOCUMENTATION
 10.2   MODIFICATIONS
 10.3   NOTICES
 10.4   COUNTERPARTS
 10.5   EXPENSES
 10.6   BINDING EFFECT; ASSIGNMENT
 10.7   ENTIRE AND SOLE AGREEMENT
 10.8   GOVERNING LAW
 10.9   INVALID PROVISIONS
 10.10  TRANSFER TAXES
 10.11  PUBLIC ANNOUNCEMENTS
 10.12  WAIVER
 10.13  HEADINGS
 10.14  NO STRICT CONSTRUCTION

                            EXHIBITS AND SCHEDULES


 Exhibits
 --------
 Exhibit A   -   Articles of Incorporation for Surviving Company
 Exhibit B   -   Promissory Note One ("Note One Consideration")
 Exhibit C   -   Promissory Note Two ("Note Two Consideration")
 Exhibit D   -   Allen Escrow Agreement
 Exhibit E   -   Capitalization of Company
 Exhibit F   -   Finder and Consultant Fee Agreement
 Exhibit G   -   Form of Shareholder and Company Employment Agreements
 Exhibit H   -   Certificate of Company and Shareholders
 Exhibit I   -   Form of Non-Compete Agreement
 Exhibit J   -   Form of Opinion of Company's and Shareholders' Counsel
 Exhibit K   -   Form of Buyers Legal Opinion
 Exhibit L   -   Allen Stock Escrow and Security Agreement


 Schedules
 ---------
   1.4       Merger Consideration
   2.1       Shareholders of Best Circuit Boards ("BCB")
   2.3       Other Rights to Acquire Stock (BCB)
   2.4A      Articles and By-Laws (BCB)
   2.4B      Jurisdictions Qualified to do Business (BCB)
   2.5       Subsidiaries of BCB
   2.7A      GAAP Exceptions _ BCB
   2.7B      Changes in Methods of Accounting (BCB)
   2.9       Real and Personal Property Interests (BCB)
   2.10      Licenses and Permits (BCB)
   2.11A     Limitations on Use of Intellectual Property (BCB)
   2.11B     Infringements of Intellectual Property Rights (BCB)
   2.11C     Additional Representations Regarding Intellectual Property (BCB)
   2.11D     Additional Representations Regarding Intellectual Property (BCB)
   2.13      Insurance Policies (BCB)
   2.14      Employee Plans (BCB)
   2.15      Breaches of Contractual Obligations (BCB)
   2.16      Litigation (BCB)
   2.18      Confidentiality Agreements (BCB)
   2.20      Security Interests on Accounts Receivable (BCB)
   2.21      Bank Accounts (BCB)
   2.22      Powers of Attorney (BCB)
   2.23      Breaches of Warranties (BCB)
   2.25      Interests in Competitors (BCB)
   2.26      Shareholder Debt  (BCB)
   2.27      Undisclosed Liabilities (BCB)
   2.28      Environmental Matters (BCB)
   2.29      Information Furnished (BCB)
   3.1       Shareholders of Integrated Performance Systems, Inc. (IPS)
   3.3       Other Rights to Acquire Stock (IPS)
   3.4A      Articles and By-Laws (IPS)
   3.4B      Jurisdictions Qualified to do Business (IPS)
   3.5       Subsidiaries of IPS
   3.7A      GAAP Exceptions _ IPS
   3.7B      Changes in Methods of Accounting (IPS)
   3.9       Real and Personal Property Interests (IPS)
   3.10      Licenses and Permits (IPS)
   3.11A     Limitations on Use of Intellectual Property (IPS)
   3.11B     Infringements of Intellectual Property Rights (IPS)
   3.11C     Additional Representations Regarding Intellectual Property (IPS)
   3.11D     Additional Representations Regarding Intellectual Property (IPS)
   3.13      Insurance Policies (IPS)
   3.14      Employee Plans (IPS)
   3.15      Breaches of Contractual Obligations (IPS)
   3.16      Litigation (IPS)
   3.18      Confidentiality Agreements (IPS)
   3.20      Security Interests on Accounts Receivable (IPS)
   3.21      Bank Accounts (IPS)
   3.22      Powers of Attorney (IPS)
   3.23      Breaches of Warranties (IPS)
   3.25      Interests in Competitors (IPS)
   3.26      Shareholder Debt  (IPS)
   3.27      Undisclosed Liabilities (IPS)
   3.28      Environmental Matters (IPS)
   3.29      Information Furnished (IPS)
   4.1       Listing of Key Employees
   7.2       Listing of Debts Assumed
   7.3       Listing of Advances made to Integrated

                        AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this the 19th day of October, 2004, to be effective as of October 19, 2004, by and among BEST CIRCUIT BOARDS, INC., a TEXAS corporation (the "Company"), represented by BRAD JACOBY and GAYLE JACOBY (together, the "Shareholders"), and Integrated Performance Systems, Inc. ("Integrated"), and its wholly-owned subsidiary, the LSC MERGER CORPORATION ("LSCMC"), a TEXAS corporation, and D. Ronald Allen ("Allen"). LSCMC and Integrated are hereinafter collectively referred to as "Buyers." Collectively, the Company and its Shareholders, along with Integrated, its subsidiary, LSCMC, and Allen may be referred to as "the parties."

                                   Recitals
                                   --------
 A. The Shareholders are the majority owners of the issued and outstanding shares of common stock, $0.01 par value per share, of the Company (the "Company Shares").

 B. Integrated owns all of the issued and outstanding shares of common stock, $0.01 par value per share, of the LSC MERGER CORPORATION (the "LSCMC Shares").

 C. The LSC MERGER CORPORATION desires to acquire the Company from the Shareholders in a merger transaction pursuant to which LSCMC will merge with and into COMPANY with the COMPANY remaining as the surviving corporation and a wholly-owned subsidiary of Integrated.

 D. In consideration for the agreement of cash, notes payable, and stock to effectuate the Merger (as defined herein), the Shareholders have agreed to, along with Company, make certain representations and warranties to BUYERS as set forth herein. BUYERS in turn have agreed to make certain representations and warranties to Shareholders.

 E. It is intended that the Merger contemplated by this Agreement shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").


                                  Agreement
                                  ---------
      NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                     MERGER

 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below) in accordance with the laws of the State of Texas, LSCMC shall be merged with and into COMPANY (the "Merger"), and the separate existence of LSCMC shall thereupon cease. COMPANY shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

 1.2. Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as a certificate of merger, in a form mutually acceptable to BUYERS and Company, is filed with the Secretary of State for the State of Texas (the "Merger Filings"). The Merger Filings shall be made simultaneously with or as soon as practicable after the execution of this Agreement and the closing of the transactions contemplated by this Agreement in accordance with Section 1.6.

 1.3. Articles of Incorporation, By-laws and Board of Directors of Surviving Corporation. As a result of the Merger and at the Effective Time,

      (i) All the properties, rights, privileges, powers and franchises of the Company and LSCMC shall rest in the Surviving Corporation.

      (ii) The Articles of Incorporation of COMPANY in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided under Texas law (see Exhibit A).

      (iii) The By-laws of the Company in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and Texas Law; and

      (iv) The Board of Directors of the Company as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation.

 1.4.     Merger   Consideration;  Preliminary   Merger   Consideration   and
 Adjustments.

      (a) (i) Subject to any adjustments as may be contemplated herein, the consideration to be paid and delivered by the Buyer to the Shareholders shall be in an amount as set forth in Schedule _1.4(b) and hereinafter referred to as the Merger Consideration.

         (ii) Subject to any adjustments as may be required hereunder, a portion of the Merger Consideration shall be payable in cash, a portion shall be payable under two notes payable (as defined below), and a portion shall be payable in shares of Integrated Performance Systems, Inc. common stock, par value $.01 per share (the "Integrated Shares").

      (b) (i) The Merger Consideration agreed to by all parties involved is $3,000,000.00 cash, a $1,000,000 note payable, a second note payable in an amount to be determined under Section 7.3 below with respect to advances made by Company and Shareholders on behalf of Buyers, and Integrated common stock equal to 67.25% of the total issued and outstanding at the time of closing.

      (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of capital stock of the Company, Shareholders of Company collectively shall receive a number of shares of Integrated equal to 67.25% of the total issued and outstanding at the time of closing (the "Preliminary Stock Consideration"); (B) cash in the amount of three million dollars ($3,000,000.00) (the "Preliminary Cash Consideration"); (C) a note payable in the amount of $1,000,000 (the "Note One Consideration") _ see Exhibit B for Promissory Note One; and (D) a note payable in an amount to be determined under Section 7.3 below (the "Note Two Consideration") _ see Exhibit C for the Promissory Note Two).

      (d) At Closing, BUYERS shall pay and deliver to the Escrow Agent up to $4,000,000 (the "Escrow Amount"), which amount shall be held, paid and disbursed pursuant to the terms of the Escrow Agreement.

      (e) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all Company Shares shall be transferred to Integrated, and each holder of Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive, without interest, the Merger Consideration in accordance with this Section 1.4 hereof upon the surrender of a certificate (a "Certificate") representing such Company Shares.

      (f) Each Company Share issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, be transferred to Integrated.

      (g) At Closing, the BUYERS shall pay and deliver to the Company Shareholders the Cash, Notes One and Two, and stock consideration as described herein.

           (i) Exclusive of Company's right of future set-offs as provided in Section 1.7 below, the agreed upon Merger Consideration shall not be subject to any adjustments.

           (ii) The Stock Consideration shall be represented by the BUYER Integrated's Shares, which have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are subject to sale restrictions thereunder. Such restrictions shall be made in the form of a restrictive legend placed on the Buyers Common Stock.

 1.5. Exchange of Certificates. As soon as practicable after the Effective Time and upon completion of the Merger contemplated by herein, the Surviving Corporation shall mail or make delivery to each Selling Shareholder a (i) form letter of transmittal setting forth the instructions for the delivery of the Certificates representing the Company Shares. Upon surrender of the Certificates representing all of the Company Shares held by each Shareholder together with such letter of transmittal, duly executed, and such other customary documentation as may be required pursuant to such instructions, the holder of the Company Shares shall be entitled to receive shares of Integrated in a manner and amount as described herein.

 Until surrendered in accordance with the provisions of this Section 1.5, each Certificate shall represent for all purposes only the right to receive the Merger Consideration contemplated hereunder. In the event that any Certificate shall have been lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed
 Certificate the Merger Consideration deliverable in respect of the Certificate pursuant to this Agreement upon the delivery of a duly executed affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, reasonable indemnification against any claim that may be made against the Surviving Corporation with respect to such Certificate.

 1.6. Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur as soon as practicable, but in no event later than December 23, 2004, at the offices of Best Circuit Boards, 901 Hensley Ln., Wylie, Texas 75098 or by facsimile and wire transfer should the parties otherwise agree.

 1.7. Right of Set-Off. Pursuant to the provisions of Articles 7.2 and 7.3 below, if any future payments are made by Shareholders, the Company, the Surviving Company or Integrated on behalf of Buyers or arising as a result of any claim by 3rd parties against Buyers for any Indemnifiable Cost (as defined in Section 7.2 of this Agreement) for a period not to exceed two
 (2) years after the effective closing date, the Surviving Company may at its option offset such amounts against the Allen shares which are held in escrow pursuant to Exhibit D, as supplemented or revised in accordance with Article VII below.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         OF COMPANY AND THE SHAREHOLDERS

          Company and the Shareholders represent and warrant as follows:

 2.1 Capitalization. The authorized capital stock of the Company consists of 10,000 shares of common stock, $1 par value per share, of which shares 10,000 are issued and outstanding Pursuant to Exhibit E . All of Company's Shares are duly authorized, validly issued, fully paid, and nonassessable. All of Company's Shares are owned of record and beneficially in the amounts and percentages set forth in Schedule 2.1. None of the shares of Company were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person or entity.

 2.2 No Liens on Shares. The Company Shares are owned free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances other than the rights and obligations arising under this Agreement, and none of the Company Shares is subject to any outstanding option, warrant, call, or similar right of any other person to acquire the same, and none of the Company Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws, exemptions from which are available for the Merger. The Shareholders have full power and authority to convey good and marketable title to the Company Shares, free and clear of any mortgages, liens, restrictions, security interests, claims, rights of another or encumbrances.

 2.3 Other Rights to Acquire Capital Stock. Except as set forth on Schedule 2.3, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from Company any equity or debt securities of Company or securities convertible into or exchangeable for equity or debt securities of Company and there are no shares of capital stock of Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require Company to issue, sell or deliver any additional shares of its capital stock.

 2.4 Due Organization. Company is duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on business as now conducted and as proposed to be conducted through the Merger. Complete and correct copies of the Articles of Incorporation and Bylaws of Company, and all amendments thereto, have been heretofore delivered to the Buyer and are attached hereto as
 Schedule 2.4A. Set forth in Schedule 2.4B hereto is a list of each jurisdiction in which Company is qualified to do business. Company is qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified does not, and would not be reasonably expected to, have a Material Adverse Effect, as defined in
 Section 2.8 hereinafter, on the business, business prospects, properties or assets of Company.

 2.5 Subsidiaries. Except as provided in Schedule 2.5, the Company has no subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

 2.6 Due Authorization. Company has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Company. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable against Company in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by Company do not
 (a) violate any federal, state, county, or local law, rule, or regulation or any decree or judgment of any court or governmental authority applicable to Company or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which Company is a party, or by which Company or any its property is bound,
 (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, Company, or (d) violate or conflict with any provision of the charter or bylaws (or equivalent constitutive documents) of Company.

 2.7 Financial  Statements.     The   following  Financial   Statements   (as
 hereinafter  defined)   of  Company  have  been  or  will  be  delivered  to
 Integrated:

       (a)   The most  recently audited balance  sheets of  Company, and  the
       reviewed  balance  sheet  as  of  October  31,  2004    (the  "Balance
       Sheets");

       (b) The most recently audited income statements of Company, and the reviewed income statement for the three-month period ending October 31, 2004 (the "Income Statements");

 Together, the Balance Sheets and Income Statements and the notes thereto shall be referred to herein as the "Financial Statements." The Financial Statements are materially true and complete, have been prepared from the books and records of Company in accordance with GAAP consistently applied, and maintained throughout the periods indicated except as set forth on
 Schedule 2.7A, and fairly present the financial condition of Company as at its respective dates and the results of operations for the periods covered thereby, including but not limited to, reflecting all reserves necessary to correctly present the appropriate value of assets and all accruals necessary to record all contingent and accrued liabilities.

 Such statements of income do not contain any items of special or non-recurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified therein. Except as noted on Schedule 2.7B, there has been no change in Company's method of accounting or keeping of its books of account or accounting practices for the two-year period ended on the Effective Time.

 2.8 Absence of Changes or Events. Since July 31, 2004 (i) Company has conducted its business only in the ordinary course and consistent with the requirements of Article V, (ii) Company has not suffered any change, event or condition which has had or may reasonably be expected to have a Material Adverse Effect, as defined in this Section below, on Company and (iii) Company has not acquired or disposed of any material assets or engaged in any material transaction other than in the ordinary course of business or as expressly contemplated by the terms of this Agreement.

      As used in this Agreement, "Material Adverse Effect" means any material adverse change in or effect on condition (financial or otherwise), operating results, Business, properties, assets, liabilities, operations or prospects, or any material adverse change in revenues, costs, backlog or relations with employees, agents, customers or suppliers, whether attributable to a single circumstance or event or an aggregation of circumstances or events.

 2.9 Properties. Attached hereto as Schedule 2.9 is a list containing a description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by Company in the conduct of its business. Except as expressly set forth on
 Schedule 2.9, such real and personal properties are free and clear of liens, security interests, claims, rights of another, and encumbrances ("Liens"). The physical properties of Company, including the real properties leased by Company, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except as otherwise set forth on Schedule 2.9, Company has full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and business of Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other rules, regulations, or laws, except for any such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business or property of Company. Except as set forth on Schedule 2.9, no covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of Company for the purposes for which they are now operated.

 2.10 Licenses and Permits. Attached hereto as Schedule 2.10 is a list of all federal, state, county, and local governmental licenses, certificates, registrations, authorizations and permits (collectively, "Authorizations") held or applied for by Company. Company has complied in all material respects with the terms and conditions of all such Authorizations, and no violation of any such Authorization or the laws or rules governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Business or properties of Company. No additional Authorization is required from any federal, state, county, or local government agency or body thereof in connection with the conduct of the Business of Company which Authorization, if not obtained, would reasonably be expected to have a Material Adverse Effect on the business or properties of Company.

 2.11  Patents; Trademarks.

           (a) Except as set forth  on Schedule 2.11A:   (i) Company owns  or
 has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined herein) necessary for the operation of the Business of Company as presently conducted; (ii) each item of Intellectual Property owned or used by Company and necessary for the operation of the Business of Company immediately prior to the Effective Time hereunder will be owned or available for use by Company on identical terms and conditions immediately subsequent to the Effective Time hereunder. "Intellectual Property" shall mean all (a) patents and patent rights, (b) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade dress, logos, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential information, including formulas, compositions, inventions (whether or not patentable), know-how, processes, techniques, research, designs, drawings, specifications, plans, technical data, and financial, marketing, and business information (including pricing information, business and marketing plans and customer and supplier lists and information), (e) other proprietary intellectual property rights and (f) computer programs, software, documentation, data, training manuals and related materials.

           (b) Except as set forth on Schedule 2.11B: (i) Company has not knowingly infringed upon or otherwise violated any Intellectual Property rights of third parties; (ii) Company has not received any charge, complaint, claims, demand, or notice alleging any such infringement or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any third party); and (iii) to Company's knowledge, no third party has infringed upon or otherwise violated any Intellectual Property rights of Company.

           (c) Except as set forth in Schedule 2.11C, with respect to each item of Intellectual Property required to be identified in Schedule 2.11C and with respect to each material item of copyrightable Intellectual Property (whether or not identified in Schedule 2.11C):

           (i) Company possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;

           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Company, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

           (iv)  Company  has  never  agreed  or  been required to  indemnify
           any  person   for   or   against  any  interference, infringement,
           misappropriation, or other conflict with respect to the item.

           (d) Except as set forth on Schedule 2.11D, with respect to each item of Intellectual Property:

           (i) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

           (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;

           (iii) Company is not, and to Company's and Shareholders' knowledge, no other party is, in breach or default of the license, sublicense, agreement, or permission and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (iv)  No  party  to   the  license,   sublicense,  agreement,   or
           permission has repudiated any provision thereof;

           (v) With respect to each sublicense, to Company's and Shareholders' knowledge, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

           (vi) To Company's and Shareholders' knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (vii) To Company's and Shareholders' knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

           (viii) Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

           (ix) No such licenses, agreements or permissions commit Company to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of Company's Intellectual Property which obligation cannot be terminated by Company upon notice of ninety (90) days or less.

 2.12 Compliance with Laws and Other Instruments. (i) Company is in substantial compliance with the provisions of all laws, rules, regulations, ordinances, orders, judgments and decrees (collectively, "Laws") in connection with its business and all Authorizations are in full force and effect, (ii) the Company has substantially complied with all Laws now applicable to its business, properties or operations as presently conducted and (iii) the Company have not been issued any citations, notices or orders of non-compliance under any Law within the three-year period immediately preceding the Effective Time. Neither the ownership nor use of Company's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation, violates or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or Bylaws, or equivalent constitutive documents, as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Company is a party or by which it may be bound or affected. Company is not aware of any proposed Law, governmental taking, condemnation or other proceeding which would be applicable to Company's Business, operations or properties and which might reasonably be expected to have a Material Adverse Effect on Company either before or after the Effective Time. No consent, qualification, order, approval or authorization of, or filing with, any governmental authority is required in connection with Company's execution, delivery and performance of this Agreement and the consummation of any transaction contemplated hereby.

 2.13 Insurance. Attached hereto as Schedule 2.13 is a list of all policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to Company, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount of self-insured retention amount, limits of coverage and annual premium. Except for standard worker's compensation audits concerning the number of personnel employed during the fiscal period covered by Company's worker's compensation insurance policy, no event relating to Company has occurred which will result in a retroactive material upward adjustment of premiums under any such insurance policies, or which is likely to result in any material prospective upward adjustment in such premiums. All of such insurance policies will remain in full force and effect following the Merger.

 2.14  Employee Benefits.

           (a) Schedule 2.14 lists all Employee Plans covering persons currently or formerly employed by Company ("Company Employees"). The term "Company Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any Company Employee is the named insured and as to which Company makes premium payments, whether or not Company is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Company Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Company Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current Company Employees, and (i) to which Company is party or by which Company (or any of the rights, properties or assets of Company) is bound, (ii) with respect to which Company has made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of Company is a beneficiary as a result of his employment or affiliation with Company. Company has delivered to Buyers a true, complete and correct copies of (1) each Employee Plan, Pension Plan and Welfare Plan, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Employee Plan, Company Pension Plan and Company Welfare Plan (if any such report was required by applicable law),
 (3) the most recent summary plan description (or similar document) for each Company Employee Plan, Company Pension Plan and Company Welfare Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Company Employee Plan, Company Pension Plan and Company Welfare Plan. Each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof true, complete and correct in all material respects, except for those forms and descriptions that would not reasonably be expected to have a Material Adverse Effect on the Business or properties of Company.

           (b) Except as disclosed on Schedule 2.14, with respect to any Company Employee, Company has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Company Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current, future or former Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Company Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and Company is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

           (c) Except as disclosed on Schedule 2.14, with respect to any Company Employee, Company does not maintain, contribute to or have any material liability under (or with respect to) any Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or, except as disclosed in Schedule 2.14, a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or, except as disclosed in Schedule 2.14, a non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Employee Plan or are reflected as a liability on the books of Company and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Company Employee Plan or accrued in accordance with the past custom and practice of Company. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each such Company Employee Plan which is a Company Welfare Plan.

           (d) Except as disclosed on Schedule 2.14, Company has, with respect to all current and former Company Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements
 were   and  are  not  applicable  to   Company.   Except  as  disclosed   on
 Schedule 2.14, Company has not engaged in nor is it bound to enter into, any transaction with respect to any Company Employee Plan which would subject Company to any material liability due to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of any Company Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a Material Adverse Effect. Except as disclosed on Schedule 2.14, there are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by Company for Company Employees since January 1, 1975, nor are there any unfunded obligations with respect thereto. Except as disclosed on
 Schedule 2.14, with respect to any Company Employee, Company has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and Company has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan or the sale of the Purchased Assets. Except as disclosed on Schedule 2.14, each Company Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of
 Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to a Company Employee Plan exists with respect to any Company Employee Plan year ending on or before April 30, 2000, except as shown in the Effective Date Balance Sheet. Except as disclosed on Schedule 2.14, there is no agreement or promise, written or oral, of Company to the effect that any Company Employee Plan may not be terminated at Company's discretion at any time, subject to applicable law. Schedule 2.14 sets forth a list of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans and retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including without limitation, holiday, vacation, Christmas and other bonus practices to which Company is a party or are bound or which relate to the operation of the Business with respect to Company Employees. The Balance Sheets reflects all accrued vacation and other benefits for Company Employees as of the date thereof.

           (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any Employee of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code). Schedule 2.14 sets forth (i) the maximum amount that could be paid to each executive officer of Company as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Company Employee Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

 2.15 Contracts and Agreements. Except as disclosed in Schedule 2.15, Company is not and, to the best knowledge of Company and the Shareholders, no other party thereto is in breach or default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or default) under any of the Contracts, no party has repudiated any such Contract and has not waived any right under any of the Contracts. Except as set forth in Schedule 2.15, Company has not guaranteed any obligations of any other person or entity. Except as noted on
 Schedule 2.15, Company has no unfulfilled obligations or commitments (written or oral) under the contracts with its customers for which payment has already been received, except returns in the normal course of business.

 2.16 Claims and Proceedings. Except as set forth in Schedule 2.16, there are no actions, suits, legal or administrative proceedings or investigations pending or, to the knowledge of Company and the Shareholders, threatened, against or relating to Company, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither Company nor the Shareholders knows of, nor has any reason to be aware of, any basis for the same.

 2.17 Taxes. Company has duly and timely filed with the appropriate United States, state and local government agencies, and with the appropriate political subdivisions thereof, all Tax Returns (as hereinafter defined) required to be filed in respect of any Taxes (as hereinafter defined); such Tax Returns are materially true, accurate and complete; and Company has timely paid all Taxes which are due and payable. Company has made all withholding of Taxes required to be made under all applicable statutes and regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purposes or been accrued, reserved against and entered upon the appropriate books of Company. Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, franchise, social security and unemployment taxes imposed or required to be withheld by the United States, any state or local government, any foreign government or any subdivision or agency; and such term shall include any interest, penalties and additions to tax. For purposes of this Agreement, the term "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with taxes. Company has made available to Buyers true and complete copies of all Tax Returns for all periods open under the applicable statute of limitations. Company is not required to make any adjustments under Section 481(a) of the Code by reason of a change of accounting method or otherwise. No consent under Section 341(f) of the Code has been filed with respect to Company. Company (i) has never been a member of an affiliated group filing a consolidated federal income tax return and (ii) have never been a member of any consolidated, combined or unitary group for state, local or foreign tax purposes. There is no material dispute or claim concerning any liability for Taxes of Company either raised or expected to be raised by any taxing authority.

 2.18 Personnel. Except as set forth on Schedule 2.18, all current and former (terminated within twelve (12) months of the date hereof) members of management, key personnel and consultants of Company have executed and delivered to Company a confidential information agreement restricting such person's right to disclose confidential information of Company. The employee relations of Company are good and there is no pending or, to the best knowledge of Company and the Shareholders, threatened labor dispute or union organization campaign. As of the Effective Time, none of the employees of Company is represented by any labor union or organization. Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices.

 2.19 Business Relations. Based solely on the historical operation of the business and the facts which exist immediately prior to the Effective Time, including but not limited to the ownership of all of the capital stock of Company, neither Company nor the Shareholders knows or has any reason to believe any customer or supplier of Company has any intention as of the Effective Time to cease doing business with Company in the same manner and at the same level as previously conducted with Company.

 2.20 Accounts Receivable. All of the accounts, notes, and loans receivable that have been recorded on the books of Company are bona fide and represent amounts validly due for goods sold or services rendered. Except as disclosed on Schedule 2.20 hereto (a) all of such accounts, notes, and loans receivable are free and clear of any security interest, lien, encumbrance, or other charge; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof. Except for Company's allowance for bad debts or anticipated credits due customers as noted in its Financial Statements, all of such accounts, notes and loans receivable are collectible within 90 days of their respective due date.

 2.21 Bank Accounts. Attached hereto as Schedule 2.21 is a list of all banks or other financial institutions with which Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

 2.22 Agents. Except as set forth on Schedule 2.22 hereto, Company has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

 2.23 Warranties. Except as set forth on Schedule 2.23 and except for warranty claims that are typical and in the ordinary course of Company's business, there is no outstanding claim against Company for breach of product or service warranty to any customer. To the best knowledge of Company and the Shareholders, no state of facts exists, and no event has occurred, which may form the basis of any present claim against Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by Company.

 2.24 Brokers. Neither Company nor the Shareholders have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

 2.25 Interest in Competitors, Suppliers, Customers, Etc. Except as disclosed in Schedule 2.25 hereto, no officer, director, or shareholder of Company or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of Company (other than ownership of securities of a publicly-held corporation of which such person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the business of Company other than the personal property assets owned by Company to be contributed as of the Closing.

 2.26 Indebtedness To and From Officers, Directors, Shareholders, and Employees. Attached hereto as Schedule 2.26 is a list and brief description of the payment terms of all indebtedness of Company to officers, directors, shareholders, and employees of Company and all indebtedness of officers, directors, shareholders, and employees of Company to Company, excluding commissions reflected on the Effective Date Balance Sheet and indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business of Company and consistent with its past practices.

 2.27 Undisclosed Liabilities. Except as indicated in Schedule 2.27 and the other Schedules hereto, Company has no material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP applied on a consistent basis to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Balance Sheets or disclosed in any notes thereto.

 2.28 Environmental Matters. Except as indicated in Schedule 2.28, Company has conducted its Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances and directives including the Clean Air Act, the Clean Water Act, the Resources Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Health and Safety Act, the Toxic Substances Control Act and any similar state or local law (collectively, "Environmental Obligations") and all other federal, state or local regulations, except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Business or Properties of Company. No claim has been made by any governmental authority (and to the best of the knowledge of Company and the Shareholders, no such claim is anticipated) to the effect that the Business conducted by Company fails to comply with any Environmental Obligation.

 2.29. Information Furnished. Company has made available to Integrated true and correct copies of all corporate records of Company and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Article II of this Agreement and except as disclosed in
 Schedule 2.29 hereto, neither this Agreement, the Schedules hereto, nor any information, instrument, or document delivered to Integrated pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                                    ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                             OF INTEGRATED AND ALLEN

 Integrated and Allen represent and warrant as follows:

 3.1 Capitalization. The authorized capital stock of Integrated consists of 100,000,000 shares of common stock, $0.01 par value per share, of which shares approximately 30,000,000 are issued and outstanding as of October 15, 2004 and 10,000,000 shares of preferred stock of which 14,253 are issued and outstanding as of October 15, 2004. All of Integrated's Shares are duly authorized, validly issued, fully paid, and nonassessable. All of Integrated's Shares are owned of record and beneficially in the amounts and percentages set forth in Schedule 3.1. None of the shares of Integrated were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person or entity.

 All of the outstanding preferred stock referred to above will be converted to common stock (and proof made thereof) prior to the closing.

 3.2 No Liens on Shares. The new Integrated Shares to be issued are owned free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances other than the rights and obligations arising under this Agreement, and none of the Integrated Shares is subject to any outstanding option, warrant, call, or similar right of any other person to acquire the same, and none of the Integrated Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws, exemptions from which are available for the Merger. Integrated and Allen have full power and authority to convey good and marketable title to the Integrated Shares, free and clear of any mortgages, liens, restrictions, security interests, claims, rights of another or encumbrances.

 3.3 Other Rights to Acquire Capital Stock. Except as set forth on Schedule 3.3, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from Integrated any equity or debt securities of Integrated or securities convertible into or exchangeable for equity or debt securities of Integrated, and there are no shares of capital stock of Integrated reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require Integrated to issue, sell or deliver any additional shares of its capital stock.

 3.4 Due Organization. Integrated is duly organized, validly existing, and in good standing under the laws of the State of New York and has full corporate power and authority to carry on business as now conducted and as proposed to be conducted through the Merger. Complete and correct copies of the Articles of Incorporation and Bylaws of Integrated, and all amendments thereto, have been heretofore delivered to the Company and are attached hereto as Schedule 3.4A. Set forth in Schedule 3.4B hereto is a list of each jurisdiction in which Integrated is qualified to do business. Integrated is qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified does not, and would not be reasonably expected to, have a Material Adverse Effect, as defined in Section 3.8 hereinafter, on the business, business prospects, properties or assets of Integrated.

 3.5 Subsidiaries. Except as provided in Schedule 3.5, Integrated has no subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

 3.6 Due Authorization. Integrated and Allen have full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Integrated. This Agreement has been duly and validly executed and delivered by Integrated and constitutes the valid and binding obligations of Integrated, enforceable against Integrated in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by Integrated do not (a) violate any federal, state, county, or local law, rule, or regulation or any decree or judgment of any court or governmental authority applicable to Integrated or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which Integrated is a party, or by which Integrated or any its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, Integrated, or (d) violate or conflict with any provision of the charter or bylaws (or equivalent constitutive documents) of Integrated.

 3.7 Financial  Statements.     The   following  Financial   Statements   (as
 hereinafter defined)  of   Integrated  have been  or  will be  delivered  to
 Company:

     (a) The most recently audited balance sheets of Integrated, and the reviewed balance sheet as of August 31, 2004 (the "Balance Sheets");

     (b) The most recently audited income statements of Integrated, and the reviewed income statement for the three-month period ending August 31, 2004 (the "Income Statements");

 Together, the Balance Sheets and Income Statements and the notes thereto shall be referred to herein as the "Financial Statements." The Financial Statements are materially true and complete, have been prepared from the books and records of Integrated in accordance with GAAP consistently applied, and maintained throughout the periods indicated except as set forth on Schedule 3.7A, and fairly present the financial condition of Integrated as at its respective dates and the results of operations for the periods covered thereby, including but not limited to, reflecting all reserves necessary to correctly present the appropriate value of assets and all accruals necessary to record all contingent and accrued liabilities.

      Such statements of income do not contain any items of special or non-recurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such Financial Statements include all adjustments (including all normal recurring accruals for unusual or non-recurring items) considered necessary for a fair presentation, and no adjustments or restatements are or will be necessary in respect of any items of an unusual or non-recurring nature, except as expressly specified therein. Except as noted on Schedule 3.7B, there has been no change in Integrated's method of accounting or keeping of its books of account or accounting practices for the two-year period ended on the Effective Time.

 3.8 Absence of Changes or Events. Since August 31, 2004 (i) Integrated has conducted its business only in the ordinary course and consistent with the requirements of Article V, (ii) Integrated has not suffered any change, event or condition which has had or may reasonably be expected to have a Material Adverse Effect, as defined in this Section below, on Integrated and
 (iii) Integrated has not acquired or disposed of any material assets or engaged in any material transaction other than in the ordinary course of business or as expressly contemplated by the terms of this Agreement.

      As used in this Agreement, "Material Adverse Effect" means any material adverse change in or effect on condition (financial or otherwise), operating results, Business, properties, assets, liabilities, operations or prospects, or any material adverse change in revenues, costs, backlog or relations with employees, agents, customers or suppliers, whether attributable to a single circumstance or event or an aggregation of circumstances or events.

 3.9 Properties. Attached hereto as Schedule 3.9 is a list containing a description of all interests in real property (including, without limitation, leasehold interests) and personal property utilized by Integrated in the conduct of its business. Except as expressly set forth on
 Schedule 3.9, such real and personal properties are free and clear of liens, security interests, claims, rights of another, and encumbrances ("Liens"). The physical properties of Integrated, including the real properties leased by Integrated, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except as otherwise set forth on Schedule 3.9, Integrated has full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and business of Integrated in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other rules, regulations, or laws, except for any such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business or property of Integrated. Except as set forth on Schedule 3.9, no covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of Integrated for the purposes for which they are now operated.

 3.10 Licenses and Permits. Attached hereto as Schedule 3.10 is a list of all federal, state, county, and local governmental licenses, certificates, registrations, authorizations and permits (collectively, "Authorizations") held or applied for by Integrated. Integrated has complied in all material respects with the terms and conditions of all such Authorizations, and no violation of any such Authorization or the laws or rules governing the issuance or continued validity thereof has occurred other than violations (if any) which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Business or properties of Integrated. No additional Authorization is required from any federal, state, county, or local government agency or body thereof in connection with the conduct of the Business of Integrated which Authorization, if not obtained, would reasonably be expected to have a Material Adverse Effect on the business or properties of Integrated.

 3.11  Patents; Trademarks.

 (a) Except as set forth on Schedule 3.11A: (i) Integrated owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined herein) necessary for the operation of the Business of Integrated as presently conducted; (ii) each item of Intellectual Property owned or used by Integrated and necessary for the operation of the Business of Integrated immediately prior to the Effective Time hereunder will be owned or available for use by Integrated on identical terms and conditions immediately subsequent to the Effective Time hereunder. "Intellectual Property" shall mean all (a) patents and patent rights, (b) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade dress, logos, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential information, including formulas, compositions, inventions (whether or not patentable), know-how, processes, techniques, research, designs , drawings, specifications, plans, technical data, and financial, marketing, and business information (including pricing information, business and marketing plans and customer and supplier lists and information), (e) other proprietary intellectual property rights and (f) computer programs, software, documentation, data, training manuals and related materials.

 (b) Except as set forth on Schedule 3.11B: (i) Integrated has not knowingly infringed upon or otherwise violated any Intellectual Property rights of third parties; (ii) Integrated has not received any charge, complaint, claims, demand, or notice alleging any such infringement or violation (including any claim that Integrated must license or refrain from using any Intellectual Property rights of any third party); and (iii) to Integrated's knowledge, no third party has infringed upon or otherwise violated any Intellectual Property rights of Integrated.

 (c) Except as set forth in Schedule 3.11C, with respect to each item of Intellectual Property required to be identified in Schedule 3.11C and with respect to each material item of copyrightable Intellectual Property (whether or not identified in Schedule 3.11C):

           (i) Integrated possesses all right, title, and interest in and  to
           the  item,  free  and  clear  of  any  lien,  license,  or   other
           restriction;

           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Integrated, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

           (iv)  Integrated has never  agreed or been  required to  indemnify
           any  person  for  or   against  any  interference,   infringement,
           misappropriation, or other conflict with respect to the item.

 (d) Except as set forth on Schedule 3.11D, with respect to each item of Intellectual Property:

           (i) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

           (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;

           (iii) Integrated is not, and to Integrated's and Allen's knowledge, no other party is, in breach or default of the license, sublicense, agreement, or permission and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (iv)  No  party  to   the  license,   sublicense,  agreement,   or
           permission has repudiated any provision thereof;

           (v) With respect to each sublicense, to Integrated's and Allen's knowledge, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

           (vi) To Integrated's and Allen's knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (vii) To Integrated's and Allen's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

           (viii) Integrated has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

           (ix) No such licenses, agreements or permissions commit Integrated to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of Integrated's Intellectual Property which obligation cannot be terminated by Integrated upon notice of ninety (90) days or less.

 3.12 Compliance with Laws and Other Instruments. (i) Integrated is in substantial compliance with the provisions of all laws, rules, regulations, ordinances, orders, judgments and decrees (collectively, "Laws") in connection with its business and all Authorizations are in full force and effect, (ii) Integrated has substantially complied with all Laws now applicable to its business, properties or operations as presently conducted and (iii) Integrated has not been issued any citations, notices or orders of non-compliance under any Law within the three-year period immediately preceding the Effective Time. Neither the ownership nor use of Integrated's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation, violates or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or Bylaws, or equivalent constitutive documents, as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Integrated is a party or by which it may be bound or affected. Integrated is not aware of any proposed Law, governmental taking, condemnation or other proceeding which would be applicable to Integrated's Business, operations or properties and which might reasonably be expected to have a Material Adverse Effect on Integrated either before or after the Effective Time. No consent, qualification, order, approval or authorization of, or filing with, any governmental authority is required in connection with Integrated's execution, delivery and performance of this Agreement and the consummation of any transaction contemplated hereby.

 3.13 Insurance. Attached hereto as Schedule 3.13 is a list of all policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to Integrated, which Schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount of self-insured retention amount, limits of coverage and annual premium. Except for standard worker's compensation audits concerning the number of personnel employed during the fiscal period covered by Integrated's worker's compensation insurance policy, no event relating to Integrated has occurred which will result in a retroactive material upward adjustment of premiums under any such insurance policies, or which is likely to result in any material prospective upward adjustment in such premiums. All of such insurance policies will remain in full force and effect following the Merger.

 3.14  Employee Benefits.

           (a) Schedule 3.14 lists all Employee Plans covering persons currently or formerly employed by Integrated ("Integrated Employees"). The term "Integrated Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any Integrated Employee is the named insured and as to which Integrated makes premium payments, whether or not Integrated is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Integrated Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Integrated Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current Integrated Employees, and (i) to which Integrated is party or by which Integrated (or any of the rights, properties or assets of Integrated) is bound, (ii) with respect to which Integrated has made any payments, contributions or commitments, or may otherwise have any liability (whether or not Integrated still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or
 (iii) under which any current director, Employee or agent of Integrated is a beneficiary as a result of his employment or affiliation with Integrated. Integrated has delivered to Buyers a true, complete and correct copy of (1) each Integrated Employee Plan, Integrated Pension Plan and Integrated Welfare Plan, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Integrated Employee Plan, Integrated Pension Plan and Integrated Welfare Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each Integrated Employee Plan, Integrated Pension Plan and Integrated Welfare Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Integrated Employee Plan, Integrated Pension Plan and Integrated Welfare Plan. Each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof true, complete and correct in all material respects, except for those forms and descriptions that would not reasonably be expected to have a Material Adverse Effect on the Business or properties of Integrated.

           (b) Except as disclosed on Schedule 3.14, with respect to any Integrated Employee, Integrated has no obligation to contribute to (or any other liability with respect to) any funded or unfunded Integrated Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current, future or former Integrated Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former Integrated Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and Integrated is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

           (c) Except as disclosed on Schedule 3.14, with respect to any Integrated Employee, Integrated does not maintain, contribute to or have any material liability under (or with respect to) any Integrated Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or, except as disclosed in Schedule 3.14, a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or, except as disclosed in Schedule 3.14, a non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Integrated Employee Plan or are reflected as a liability on the books of Integrated and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Integrated Employee Plan or accrued in accordance with the past custom and practice of Integrated. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each such Integrated Employee Plan which is a Integrated Welfare Plan.

           (d) Except as disclosed on Schedule 3.14, Integrated has, with respect to all current and former Integrated Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to Integrated. Except as disclosed on
 Schedule 3.14, Integrated has not engaged in nor is it bound to enter into, any transaction with respect to any Integrated Employee Plan which would subject Integrated to any material liability due to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of any Integrated Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a Material Adverse Effect. Except as disclosed on Schedule 3.14, there are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by Integrated for Integrated Employees since January 1, 1975, nor are there any unfunded obligations with respect thereto. Except as disclosed on Schedule 3.14, with respect to any Integrated Employee, Integrated has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the Multi-employer Pension Plan Amendments Act of 1980, and Integrated has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan or the sale of the Purchased Assets. Except as disclosed on Schedule 3.14, each Integrated Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to a Integrated Employee Plan exists with respect to any Integrated Employee Plan year ending on or before April 30, 2000, except as shown in the Effective Date Balance Sheet. Except as disclosed on
 Schedule 3.14, there is no agreement or promise, written or oral, of Integrated to the effect that any Integrated Employee Plan may not be terminated at Integrated's discretion at any time, subject to applicable law. Schedule 3.14 sets forth a list of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans and retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including without limitation, holiday, vacation, Christmas and other bonus practices to which Company is a party or are bound or which relate to the operation of the Business with respect to Integrated Employees. The Balance Sheets reflects all accrued vacation and other benefits for Integrated Employees as of the date thereof.

           (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any Employee of Integrated or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Integrated Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code). Schedule 3.14 sets forth (i) the maximum amount that could be paid to each executive officer of Integrated as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Integrated Employee Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each such executive officer calculated as of the date of this Agreement.

 3.15 Contracts and Agreements. Except as disclosed in Schedule 3.15, Integrated is not and, to the best knowledge of Integrated and Allen, no other party thereto is in breach or default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or default) under any of the Contracts, no party has repudiated any such Contract and has not waived any right under any of the Contracts. Except as set forth in Schedule 3.15, Integrated has not guaranteed any obligations of any other person or entity. Except as noted on Schedule 3.15, Integrated has no unfulfilled obligations or commitments (written or oral) under the contracts with its customers for which payment has already been received, except in the normal course of business.

 3.16 Claims and Proceedings. Except as set forth in Schedule 3.16, there are no actions, suits, legal or administrative proceedings or investigations pending or, to the knowledge of Integrated and Allen, threatened, against or relating to Integrated, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither Integrated nor Allen knows of, nor has any reason to be aware of, any basis for the same.

 3.17 Taxes. Integrated has duly and timely filed with the appropriate United States, state and local government agencies, and with the appropriate political subdivisions thereof, all Tax Returns (as hereinafter defined) required to be filed in respect of any Taxes (as hereinafter defined); such Tax Returns are materially true, accurate and complete; and Integrated has timely paid all Taxes which are due and payable. Integrated has made all withholding of Taxes required to be made under all applicable statutes and regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purposes or been accrued, reserved against and entered upon the appropriate books of Integrated. Integrated has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, franchise, social security and unemployment taxes imposed or required to be withheld by the United States, any state or local government, any foreign government or any subdivision or agency; and such term shall include any interest, penalties and additions to tax. For purposes of this Agreement, the term "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with taxes. Integrated has made available to Buyers true and complete copies of all Tax Returns for all periods open under the applicable statute of limitations. Integrated is not required to make any adjustments under Section 481(a) of the Code by reason of a change of accounting method or otherwise. No consent under Section 341(f) of the Code has been filed with respect to Integrated. Integrated (i) has never been a member of an affiliated group filing a consolidated federal income tax return and (ii) have never been a member of any consolidated, combined or unitary group for state, local or foreign tax purposes. There is no material dispute or claim concerning any liability for Taxes of Integrated either raised or expected to be raised by any taxing authority.

 3.18 Personnel. Except as set forth on Schedule 3.18, all current and former (terminated within twelve (12) months of the date hereof) members of management, key personnel and consultants of Integrated have executed and delivered to Integrated a confidential information agreement restricting such person's right to disclose confidential information of Integrated. The employee relations of Integrated are good and there is no pending or, to the best knowledge of Integrated and Allen, threatened labor dispute or union organization campaign. As of the Effective Time, none of the employees of Integrated is represented by any labor union or organization. Integrated is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices.

 3.19 Business Relations. Based solely on the historical operation of the business and the facts which exist immediately prior to the Effective Time, including but not limited to the ownership of all of the capital stock of Integrated, neither Integrated nor Allen knows or has any reason to believe any customer or supplier of Integrated has any intention as of the Effective Time to cease doing business with Integrated in the same manner and at the same level as previously conducted with Integrated.

 3.20 Accounts Receivable. All of the accounts, notes, and loans receivable that have been recorded on the books of Integrated are bona fide and represent amounts validly due for goods sold or services rendered. Except as disclosed on Schedule 3.20 hereto (a) all of such accounts, notes, and loans receivable are free and clear of any security interest, lien, encumbrance, or other charge; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof. Except for Integrated's allowance for bad debts or anticipated credits due customers as noted in its Financial Statements, all of such accounts, notes and loans receivable are collectible within 90 days of their respective due date.

 3.21 Bank Accounts. Attached hereto as Schedule 3.21 is a list of all banks or other financial institutions with which Integrated has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

 3.22 Agents. Except as set forth on Schedule 3.22 hereto, Integrated has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

 3.23 Warranties. Except as set forth on Schedule 3.23 and except for warranty claims that are typical and in the ordinary course of Integrated's business, there is no outstanding claim against Integrated for breach of product or service warranty to any customer. To the best knowledge of Integrated and Allen, no state of facts exists, and no event has occurred, which may form the basis of any present claim against Integrated for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by Integrated.

 3.24 Consultant Fees. The Buyer has engaged, and has incurred a liability to a finder, consultant in connection with the origin, negotiation, execution, delivery, and performance of this Agreement and the transactions contemplated hereby. Buyer believes they have an agreement, which satisfies this obligation as evidenced in Exhibit F attached hereto.

 3.25 Interest in Competitors, Suppliers, Customers, Etc. Except as disclosed in Schedule 3.25 hereto, no officer, director, or shareholder of Integrated or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of Integrated (other than ownership of securities of a publicly-held corporation of which such person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the business of Integrated other than the personal property assets owned by Integrated to be contributed as of the Closing.

 3.26 Indebtedness To and From Officers, Directors, Shareholders, and Employees. Attached hereto as Schedule 3.26 is a list and brief description of the payment terms of all indebtedness of Integrated to officers, directors, shareholders, and employees of Integrated and all indebtedness of officers, directors, shareholders, and employees of Integrated to Integrated, excluding commissions reflected on the Effective Date Balance Sheet and indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business of Integrated and consistent with its past practices.

 3.27 Undisclosed Liabilities. Except as indicated in Schedule 3.27 and the other Schedules hereto, Integrated has no material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP applied on a consistent basis to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Balance Sheets or disclosed in any notes thereto.

 3.28 Environmental Matters. Except as indicated in Schedule 3.28, Integrated has conducted its Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances and directives including the Clean Air Act, the Clean Water Act, the Resources Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Health and Safety Act, the Toxic Substances Control Act and any similar state or local law (collectively, "Environmental Obligations") and all other federal, state or local regulations, except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Business or Properties of Integrated. No claim has been made by any governmental authority (and to the best of the knowledge of Integrated and Allen, no such claim is anticipated) to the effect that the Business conducted by Integrated fails to comply with any Environmental Obligation.

 3.29 Information Furnished. Integrated has made available to Company true and correct copies of all corporate records of Integrated and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Article II of this Agreement and except as disclosed in Schedule 3.29 hereto, neither this Agreement, the Schedules hereto, nor any information, instrument, or document delivered to Integrated pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

 3.30  Integrated Shares.    The  Integrated  Shares  to  be  issued  to  the
 Shareholders pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of the Integrated Shares pursuant to the Merger will transfer to the Shareholders valid title to such restricted Shares, free and clear of all liens, encumbrances and claims of every kind except for any created by the Shareholders. The Integrated Shares will not be registered under the Act and are not eligible for resale under the Act unless an exemption to the Act is available.

 3.31  Section 368(a)(1)(A) and (a)(2)(E) Reorganization.

           (a) Immediately after the Effective Time, Integrated shall own substantially all of the assets owned by the Company immediately prior to the Effective Time, within the meaning of Section 368(a)(1)(A) of the Code.

           (b) From and after the Effective Time, Integrated shall cause the Company to continue at least one significant business line of the Company, or to use at least one significant portion of the Company's historical business assets in a business, in each case to the extent necessary to comply with the continuity of business enterprise requirement set forth in Treasury Regulations Section 1.368-1(d).


                                      ARTICLE IV
                                   OTHER AGREEMENTS

 4.1. Employment Agreements. At the Closing, Shareholder Brad Jacoby and certain key employees specified in Schedule 4.1 shall execute and deliver to Integrated an employment agreement in the form of the Employment Agreement attached hereto as Exhibit G.

 4.2.   Health  Insurance.   At  the Closing,  Brad  Jacoby will  execute  an
 Agreement with Allen to provide him health insurance for a period of Two years.

 4.3. Further Assurances. From time to time after the Merger, at the request of the Shareholders or Buyers (as may be appropriate), without further consideration, each will execute and deliver to Buyers or the Shareholders such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyers or the Shareholders may reasonably request in order to consummate the transactions contemplated hereby.


                                      ARTICLE V
        MUTUAL COVENANTS OF THE COMPANY AND THE SHAREHOLDERS AND OF BUYERS

 5.1. Conduct of Business Pending Merger. From the date of this Agreement to the Effective Time, both parties shall use their best efforts to cause each party to preserve substantially intact its business organization and present relationships with its customers, suppliers and employees and to maintain all of its insurance currently in effect. Neither party will take any action that could reasonably be expected to have a Material Adverse Effect on the financial condition, Business or Business prospects of the party or the Merger or the transactions contemplated by this Agreement.

 5.2. Negative Covenants. Except as otherwise contemplated by this Agreement, or as the parties may otherwise consent to in writing, the Company and the Shareholders, as well as the BUYERS, shall cause the Company and Integrated, respectively, not to engage in any material activity or enter into any material transaction outside of the ordinary and usual course of its business. Without limiting the generality of the foregoing, except as contemplated by this Agreement, neither party shall: (i) declare, set aside, or pay any dividend or other distribution (other than for regular compensation and commissions) in respect of their capital stock, or make any redemption, purchase or other acquisition of any shares of their capital stock, other than as contemplated by the Definitive Agreement signed on April 7, 2004, and subsequently amended; (ii) issue or sell any shares of their capital stock or any options, warrants or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares or any other securities, or take any action to reclassify or recapitalize or split up their capital stock (except for shares issued in connection with the exercise of stock options granted to the Shareholders, which options were not granted in contemplation of or in connection with the Merger), other than as contemplated by the Definitive Agreement signed on April 7, 2004, and subsequently amended; (iii) merge with any other company, consolidate or sell or consent to the sale of any of the material assets of the respective party; (iv) outside of the ordinary course of the business
 (A) change or increase compensation payable, or to become payable by a party Company to its officers or employees; (B) increase benefits or benefit plan costs; (C) change any bonus, insurance, pension, compensation or other benefit plan or arrangement made for or with or covering any officers or employees of the party; or (D) incur any liability in excess of $20,000 without the prior written consent of Shareholders (v) waive any rights of substantial value which, singly or in the aggregate, are material to the Business of the party; (vi) change the Articles of Incorporation or Bylaws, or equivalent constitutive documents, of the party; (vii) borrow or agree to borrow any funds other than through existing credit relationships;
 (viii) pledge or mortgage or agree to pledge or mortgage any of the properties or assets of the party; (ix) guarantee or agree to guarantee the obligations of any person; (x) make or commit to make any capital expenditures in excess of $5,000 individually, and $20,000 in the aggregate without the prior written consent of Shareholders; (xi) make any advances to any of the party's officers, directors and shareholders (except for ordinary course of business advances for out-of-pocket expenses incurred in the performance of the party's Business); (xii) dispose of or acquire any material assets outside of the ordinary course of the party's Business,
 (xiii) knowingly take any action that would jeopardize the treatment of the Merger as a pooling transaction for financial accounting purposes, or
 (xiv) agree to do any of the foregoing.

 5.3. Nature of Breach. Each party shall give prompt notice to the other party of any notice of material default received by the party subsequent to the date of this Agreement under any material instrument or agreement, or any actual or potential Material Adverse Effect occurring prior to the Effective Time in the operation of the party's Business.

 5.4. Other Parties. Prior to the Merger, no party, nor any of their respective representatives, advisors or affiliates shall solicit, encourage or discuss any Acquisition Proposal (as defined below) or supply any non-public information concerning a party or the Business to anyone who may be contemplating an Acquisition Proposal other than Buyer and its affiliates and representatives, or disclose to anyone (other than representatives and legal or accounting advisors on a "need-to-know" basis, and then only if they first agree in writing to be bound by the requirements of this subsection) the existence or terms of this Agreement. For purposes of this Agreement, an "Acquisition Proposal" is any proposal other than the transactions contemplated by this Agreement, for (i) any merger or other business combination involving any or all of the parties, or (ii) the acquisition of all or a material equity interest in or a material portion of the assets of either party, or (iii) the dissolution or liquidation of the either party.

 5.5. Access to Information. Each party shall cause the other party and its representatives full and unrestricted access, during normal business hours and upon reasonable notice, to all of the assets, properties, operations, books, records, contracts, documents and agreements of the respective party (including financial, tax basis, budget projections, auditors' work papers and other information as either party may request), and to the personnel, customers, suppliers and independent auditors of each party , and each party shall be entitled to make copies of all such materials, except for customer lists and records. Information and materials made available to a party and its representatives pursuant to this subsection shall be used to conduct a due diligence examination of the Business and the respective party for the purpose of determining whether the transactions contemplated herein should be consummated. If the Merger does not occur, all documents, materials, copies and computer information provided by the either party to the other shall be returned forthwith. Prior to the Merger, both parties and their representatives shall maintain all information and materials made available to the other party and its representatives pursuant to this subsection in confidence.

 5.6. Transfer or Acquisition Restrictions. Neither party shall sell, transfer, pledge or grant a security interest in, or otherwise dispose of or encumber, any of the respective party's Shares or any ownership interest in the party without the prior written consent of other party, except as contemplated by the Definitive Agreement originally executed on April 7, 2004, and subsequently amended, or as provided in the Stock Escrow and Security Agreement executed on September 16, 2004. The Shareholders and the Company and its subsidiaries and their affiliates will not purchase or otherwise acquire directly or indirectly Buyer Shares, other than as provided in this Agreement. The Shareholders shall not sell, transfer, pledge or grant a security interest in, or otherwise dispose of or encumber, any of the Company Shares or any ownership interest in the Company.

 5.7.  Pooling Treatment.   Neither party  will or will  permit any of  their
 affiliates to knowingly take any action that would jeopardize the Merger receiving pooling of interest treatment for tax purposes.

 5.8. Consents of Others. Prior to the Merger, both parties shall use their best efforts to obtain and to cause their respective party to obtain all authorizations, consents and permits required of the respective party to permit them to consummate the transactions contemplated by this Agreement.

 5.9.  Parties' Efforts.   Both parties shall  use all reasonable efforts  to
 cause all conditions for the Merger to be met.

 5.10. Powers of Attorney. Each party shall cause its respective party to terminate at or prior to Merger all powers of attorney granted by the party, other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements.


                                     ARTICLE VI
             CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE MERGER

 6.1. Conditions to Buyers' Obligations. The obligations of Buyer and Allen under this Agreement to consummate the Merger are subject to the conditions that:

 (a) Covenants, Representations and Warranties. The Company and the Shareholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Effective Time. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be accurate in all material respects at and as of the Effective Time with the same force and effect as though made on and as of the Effective Time except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of business and except to the extent that any such representation and warranty is expressly made as of another specified date and, as to such representation or warranty, the same shall be true as of such specified date.

 (b) Consents. All statutory requirements for the valid consummation by the Company and the Shareholders of the transactions contemplated by this Agreement and the Merger shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Merger shall have been obtained in form and substance reasonably satisfactory to Buyer. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement, the Merger and the transactions contemplated hereby shall have been obtained.

 (c) Financial Condition. Each of the following shall be materially true and complete as of the Effective Time (the "Financial Assumptions"):

      (i) The Company's cash position shall be positive (or, if negative, the negative balance shall be added to the amount of total debt for the purpose of item (ii) below).

      (ii) The Company shall have no past due taxes and no liability for any taxes other than current taxes not yet due or payable which shall be properly accrued on the Company's Balance Sheets.

      (iii) The Company's accrued liabilities shall not be greater than historical levels and any accrued liabilities calculation shall include actual liabilities and a provision for contingent liabilities as required by GAAP.

      (iv) The Company has accrued and recorded all employee benefit costs including, but not limited to, retirement benefits and vacation accruals.

      (v) The Company shall not have any obligation after the Effective Date to make 401(k) benefit plan contributions.

 For purposes of this Section 6.1(c), "historical levels" means the average of the twelve (12) months ending July 31, 2004.

 (d) Material Adverse Effect. Since October 6, 2004 there has been no Material Adverse Effect in the condition (financial or other) of the business, results of operation, assets, liabilities, customer or employee relations, financing arrangements or business prospects of the Company.

 (e) Due Diligence Completed. Buyer shall have completed, and in its sole discretion be satisfied with the results of, its due diligence investigation of the Company, and Buyer's Board of Directors shall have given final approval to the merger following such due diligence investigation.

 (f)   Documents  to be  Delivered  by Shareholders  and  the  Company.   The
 following documents shall be delivered at the Merger by the Shareholders and the Company, respectively:

   (i) Certificate. Integrated shall have received an officer's certificate executed by the Company and the Shareholders, dated the Effective Time, in substantially the same form as the form of certificate that is Exhibit H hereto.

   (ii) Employment and Non-Compete Agreement. Each of the Shareholders shall have duly executed and delivered Employment Agreements. Specified personnel of the Parties shall also deliver Non-Compete Agreements in substantially the same form attached as Exhibit I hereto, which may be incorporated into the employment agreement if appropriate.

   (iii) Share Certificates. Shareholders shall have delivered the Company Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.

   (iv) Third Party and Government Consents. The Company and the Shareholders shall have delivered to Buyer (in form and substance reasonably acceptable to Buyer any third party or government consents, approvals or waivers required or necessary to consummate the Merger.

   (v) Opinion of Shareholders' and Company's Counsel. Buyer shall have received an opinion of Greg Mitchell, counsel to Shareholders and the Company, dated the Effective Time, in substantially the same form as the form of opinion that is Exhibit J hereto.

   (vi) Merger Agreements. The Shareholders and the Company shall each have executed and delivered this Agreement, and the Company and the Shareholders, as required, shall each have executed and delivered all related merger agreements and Merger Filings, in form and substance satisfactory to Buyer.

 6.2.  Conditions to  the Shareholders' and the  Company's Obligations.   The
 obligation of the Shareholders and the Company under this Agreement to consummate the Merger is subject to the conditions that:

 (a) Covenants, Representations and Warranties. BUYERS and Allen shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with prior to the Effective Time. The representations and warranties of BUYERS and Allen set forth in this Agreement shall be accurate in all material respects, at and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

 (b) Consents. All statutory requirements for the valid consummation by BUYERS of the Merger and the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Merger and the transactions contemplated hereby shall have been obtained. All approvals of the Board of Directors and shareholders of Integrated necessary for the consummation of this Agreement, the Merger and the transactions contemplated hereby shall been obtained.

 (c) Consideration. BUYERS shall have delivered the Merger Consideration in the manner set forth in Section 1.4 above.

 (d) Deposits in Escrow. Allen shall have deposited 75% of all his common stock in Integrated, as determined immediately prior to Closing, whether owned directly, indirectly, or beneficially, into escrow pursuant to
 Section 7.2 below.

 (e)  Tax Treatment.   The Company and  the Shareholders shall be  reasonably
 satisfied that the Merger will constitute a tax-free reorganization within the meaning of Internal Revenue Code Section 368(a).

 (f) Documents to be Delivered by BUYERS. The following documents shall be delivered at the Merger by BUYERS:

           (i) Stock Certificates to be Placed in Escrow. Allen shall deposit the stock certificates representing 75% of his interest in IPS into escrow as described in Section 7.2 below.

           (ii) Merger Consideration. Buyers shall deliver any documentation required to evidence the merger consideration, including the cash compensation, Notes Payable One and Two, and the stock certificates representing 67.25% of the outstanding stock of Integrated at the time of closing (to the satisfaction of the Company and shareholders).
           (iii) Legal Opinion. Counsel to BUYERS shall have prepared and delivered to Integrated its opinion, in substantially the form of Exhibit K attached hereto.

 (g) Material Adverse Effect. Since October 6, 2004, there has been no Material Adverse Effect in the condition (financial or other) of the business, results of operations, assets, liabilities, customer or employee relations, financing arrangements or business prospects of Integrated.

 (h) Due Diligence Completed. Company and Shareholders shall have completed, and in its sole discretion be satisfied with the results of, its due diligence investigation of Integrated, and Company's Board of Directors shall have given final approval to the merger following such due diligence investigation.

 (i) Prohibitions. BUYERS and Allen shall not have made any sales of stock pursuant to Regulation S of the Federal Securities Act of 1933 at any time on or after September 27, 2004, except for delivery of shares previously contracted for.


                                   ARTICLE VII
                                 INDEMNIFICATION

 7.1. Indemnification of Integrated . The Shareholders and the Company, jointly and severally, agree to indemnify and hold harmless Buyer and each officer, director, and affiliate of Buyer, including without limitation any successor of LSCMC or Integrated (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Shareholders or the Company of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith;
 (B) the assertion and final determination of any claim or liability against the Company or any of the Indemnified Parties by any person or entity based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for on the audited July 31, 2004, Balance Sheet in accordance with generally accepted accounting principles;
 (C) the Company's tortious acts or omissions to act prior to the Merger for which the Company did not carry liability insurance for itself as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty. To the extent the Indemnifiable Cost arises prior to the distribution of the Merger Consideration, Buyer shall be entitled to continue holding such funds until the parties have resolved all issues relating to such Indemnifiable Costs, at which point Buyer shall be entitled to set off its claim for Indemnifiable Costs against the Escrow Funds to the extent such Escrow Funds are either not available or insufficient to satisfy the entire claim or demand, Buyer may proceed directly against the Shareholders jointly and severally. To the extent the total amount found to arise under this Section
 7.1 is less than fifty thousand ($50,000) dollars, it shall be treated as de minimis, and shall not constitute indemnifiable costs as described in this section.

 7.2. Indemnification of Company and Shareholders. BUYERS and Allen, jointly and severally, agree to indemnify and hold harmless the Company and each officer, director, and affiliate of the Company, (collectively, the "Indemnified Parties") from and against any and all "Indemnifiable Costs," as defined in 7.2.1 below. Any "Indemnifiable Costs" outstanding at the Closing shall be satisfied by the transfer, directly to Shareholders, of an amount of Allen shares equal to the amount of such outstanding "Indemnifiable Costs". For purposes of the satisfaction of such "Indemnifiable Costs," Allen shares shall be valued at a price per share equivalent to that obtained by investors pursuant to the capital raise referenced in Section 7.2.2.

      7.2.1.  Indemnifiable Costs

 For purposes of this section, "Indemnifiable Costs" shall include any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding, which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of:

      (A) Any misrepresentation, breach or default by Integrated or Allen of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith;

      (B) The assertion and final determination of any claim or liability against Integrated or any of the Indemnified Parties by any person or entity based upon the facts which form the alleged basis for any litigation to the extent it was not expressly assumed by COMPANY and listed in Schedule 7.2. For purposes of this subsection (B), Shareholders shall exclusively determine the validity of any asserted claim or liability against Integrated or any of the Indemnified Parties.

      (C) BUYERS' tortious acts or omissions to act prior to the Merger for which the Buyers did not carry liability insurance for itself as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty.

      (D) De Minimis Exception: To the extent the total amount found to arise under this Section 7.2 is less than fifty thousand ($50,000) dollars, it shall be treated as de minimis, and shall not constitute Indemnifiable Costs as described in this section.

      7.2.2.  Cap on  Amount of Indemnifiable Costs  to be Paid From  Capital
      Raise

 Contemporaneous with the negotiation of this Agreement, BUYERS have attempted to raise capital to meet the funding obligations of this Agreement as well as to clean up the Integrated balance sheet by eliminating liabilities (the "Capital Raise"). The first three million dollars ($3,000,000.00) raised from the capital raise shall be used to fund the Preliminary Cash Consideration component described in Section 1.4 above.

 Any amount raised in excess of $3,000,000.00, but less than or equal to $4,000,000.00, may be used to satisfy Indemnifiable Costs outstanding immediately prior to Closing. IN NO EVENT SHALL THE AMOUNT OF FUNDS FROM THE CAPITAL RAISE BE USED TO SATISFY INDEMNIFIABLE COSTS EXCEEDING ONE MILLION DOLLARS ($1,000,000.00).

      7.2.3.  Indemnifiable Costs Outstanding at Closing

 Any and all Indemnifiable Costs outstanding at Closing shall be satisfied by the transfer, directly to Shareholders, of an amount of Allen shares equal to the amount of such outstanding "Indemnifiable Costs". For purposes of the satisfaction of such "Indemnifiable Costs," Allen shares shall be valued at a price equal to that paid by institutional investors pursuant to the Capital Raise.

 Allen may be given the opportunity prior to transfer of his shares to satisfy such outstanding Indemnifiable Costs by the payment of cash. However, it shall be the responsibility of Allen to provide sufficient notice of such intent to prevent the transfer of shares.

      7.2.4.  Stock Escrow and Security Agreement

 Attached to this Agreement as Exhibit L and incorporated herein is a Stock Escrow and Security Agreement between Allen and Integrated as Transferors and Brad Jacoby and Best Circuit Boards, Inc., as Transferees. That agreement, dated September 16, 2004, provides for the deposit of all of the common stock of Allen (determined as of the date of execution of that agreement) into an escrow account as collateral against all advances made by Transferees in favor of Transferors prior to the closing of this Agreement. After the execution of this Agreement and before Closing, Allen agrees to make an additional deposit of common stock held in Integrated as a result of the conversion of Preferred Stock to common stock (which must occur prior to closing). As a result of such additional deposit, 75% OF ALL OF ALLEN'S HOLDINGS IN INTEGRATED WILL BE ESCROWED AT THE TIME OF AND SUBSEQUENT TO THE CLOSING OF THIS AGREEMENT UNTIL SUCH TIME AS ALL ADVANCES MADE ON BEHALF OF INTEGRATED HAVE BEEN SATISFIED, AS WELL AS ALL INDEMNIFIABLE COSTS, AS DEFINED HEREIN, HAVE BEEN SATISFIED. Such holdings to be held in escrow include any stock held in the name of Allen individually or held in the name of any entity of which Allen is a shareholder, partner, member, or other equity stakeholder. These entities include, but are not limited to:
 (1) Associates Funding Group, Inc.; (2) Winterstone Management, Inc.; (3) B.C. & Q. Corp.; (4) CMLP Group, Ltd. Such escrowed amounts shall remain in escrow for a period of two years from the date of the closing of this Agreement.

 It is understood that failure to make additional deposits as required  under
 this  subsection  shall  be  grounds  for  immediate  termination  of   this
 Agreement.

 Note that it may be necessary to revise the Stock Escrow and Security Agreement as noted above to reflect the agreements specified herein. The parties agree to cooperate in the execution of such a revised agreement to reflect the agreement described herein.


      7.2.5.  Disbursements of Allen Shares from Escrow

 Disbursements shall  be made  to   Allen in  accordance with  the  following
 schedule, assuming amounts remain after satisfaction of amounts described herein:

   - 25% of the holdings in escrow (as determined at the Effective Time), less any distributions in satisfaction of Indemnifiable costs or advances as described in this Article, shall be disbursed 6 months after the Effective Time;

   - 25% of the holdings in escrow (as determined at the Effective Time), less any distributions in satisfaction of Indemnifiable costs or advances as described in this Article, shall be disbursed one (1) year after the Effective Time;

   - 25% of the holdings in escrow (as determined at the Effective Time), less any distributions in satisfaction of Indemnifiable costs or advances as described in this Article, shall be disbursed 18 months after the Effective Time; and

   -25% of the holdings in escrow (as determined at the Effective Time), less any distributions in satisfaction of Indemnifiable costs or advances as described in this Article , shall be disbursed two (2) years after the Effective Time.

 To the extent such escrowed shares are insufficient to satisfy all claims or
 demands,  Company  and  Shareholders  may proceed  directly  against   Allen
 individually for satisfaction of such deficiency.

 7.3 Satisfaction of Shareholder Advances to Buyers. In the months leading up to the close of this Agreement, Company and Shareholders made advances on behalf of Buyers and Allen. Such amounts are detailed in Schedule 7.3 attached herein. In satisfaction of such advances, Buyer and Allen shall execute prior to the time of closing a note payable (referred to in Section
 1.4 and hereinafter as  Note Two Consideration) in  an amount determined  in accordance with Schedule 7.3. The Note Two Consideration shall be convertible into common stock of Integrated at a conversion rate of $0.20 per share. In the alternative, and at the option of Shareholders, satisfaction of advances made to Buyers may be had in the same manner as provided in Section 7.2.3 above.

 7.4 Defense of Claims. If any legal proceeding shall be instituted, or any claim or demand made, against any Indemnified Party in respect of which another party to this transaction (the "Liable Party") may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Liable Party and, except as otherwise provided in this Section 7.4, the Liable Party shall have the right to defend, or cause its successor to defend, any litigation, action, suit, demand, or claim for which indemnification is being sought and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be entirely the Liable Party's expense. In the event Liable Party shall fail to defend the same within a reasonable length of time and upon written notice by Indemnified Parties to Liable Party , the Indemnified Parties shall be entitled to assume the defense thereof, and Liable Party shall repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper up to and not in excess of the limits provided above in Sections 7.1, 7.2, or 7.3 above. If Liable Party does not or cannot assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in their sole discretion and without the consent of Liable Party, such litigation, action, suit, demand, or claim, but Liable Party shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

 7.5 Tax Audits, Etc. In the event of an audit of a return of either party with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VII, Liable Party shall have the right to control any and all such audits which may result in the assessment of additional Taxes against Liable Party and any and all subsequent proceedings in connection therewith, including appeals. Liable Party and Indemnified Party shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by Indemnified Party as a result of any such audit or other proceeding, Liable Party shall promptly pay all Taxes, interest, and penalties (which become due as a result of any such audit) for Taxes accrued as of the Effective Date. Notwithstanding the foregoing, the Liable Party shall have the right to settle any suit, demand or claim for additional Taxes, provided that the Liable Party shall have shown, to the Indemnified Parties' reasonable satisfaction, the Liable Party's ability and commitment to pay the proposed settlement amount pursuant to and in compliance with such proposed settlement.

 7.6 Notice of Claim. Before any party may claim against any of the other parties under the indemnity provided in this Article VII, the party claiming that it is entitled to indemnification (the "Indemnitee") shall first serve written notice of any alleged breach, nonperformance, misrepresentation, omission or the like giving rise to the claim for indemnification, along with supporting documentation, and no action shall commence to enforce the indemnity if the other party cures the breach and compensates the Indemnitee for all such damages or other amounts due within 30 days after delivery of the written notice and supporting documentation. Prior to the arbitration of any such claims, the parties shall make a good faith effort to meet and resolve the dispute.


                                 ARTICLE VIII
                                 TERMINATION

 8.1. Termination. This Agreement may be terminated at any time prior to the Merger only upon the following conditions:

           (a) Mutual Consent. Upon the mutual written consent of all parties hereto;

           (b) Litigation. By either party if an injunction or other order shall have been issued by a court or regulatory or administrative body of competent jurisdiction, or litigation or a governmental, regulatory or administrative proceeding shall be pending or threatened, which restrains or seeks to restrain or otherwise would make unlawful the consummation of the transactions contemplated by this Agreement;

           (c) Conditions to Integrated and LSCMC's Obligations. By Integrated or LSCMC if any of the conditions provided in this Agreement shall not have been satisfied, complied with or performed in any material respect on or before the Effective Time and Integrated shall not have waived in writing such failure of satisfaction, non-compliance or non-performance;

           (d) Conditions to the Shareholders' and the Company's Obligations. By the Shareholders and the Company if any of the conditions provided in this Agreement shall not have been satisfied, complied with or performed in any material respect on or before the Effective Time and the Shareholders and the Company shall not have waived in writing such failure of satisfaction, non-compliance or non-performance; or

           (e) Consummation of Merger. By the Shareholders or Integrated if the Merger shall not have been consummated on or before December 31, 2004.

 8.2. Effect of Termination. Termination of this Agreement by a party pursuant to this Article VIII shall not of itself result in any liability on such party or its respective representatives, directors, officers, shareholders or agents other than those costs directly associated with the proposed merger. In the event of termination of this Agreement, the proposed transactions contemplated hereunder shall terminate and each party hereto shall have no further obligation or liability hereunder, except as provided in the stock escrow agreement noted above executed as collateral for advances made on behalf of Integrated or any other agreement represented by a separate writing.


                                  ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

 9.1. Survival. Each statement, representation, warranty, indemnity, covenant and agreement made by either party in this Agreement and in any document, schedule, certificate or other instrument delivered by or on behalf of either party pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of that party. All statements, representations, warranties, indemnities, covenants and agreements made by the either party hereto shall survive the Merger for a period of three years; provided, however, that the representations and warranties made in Sections 2.14 and 3.14 hereof regarding Employee Benefits and Sections 2.17 and 3.17 hereof regarding Taxes shall survive until the expiration of the applicable statutes of limitations, and that the representations and warranties made in Sections 2.28 and 3.28 hereof regarding Environmental Matters shall survive for a period of four years following the Closing Date; provided, further, that the representations and warranties made in Sections 2.1 and 3.1 (Capitalization), Sections 2.2 and 3.2 (No Liens on Shares), Sections 2.4 and 3.4 (Due Organization) and Sections 2.6 and 3.6 (Due Authorization) shall survive indefinitely and claims relating thereto may be brought at any time following the Effective Time.


                                  ARTICLE X
                                MISCELLANEOUS

 10.1. Supplemental Documentation. As part of this Agreement, numerous Exhibits and Schedules are to be completed. At the time of execution of this Agreement, several such Exhibits and Schedules remain to be completed. The Parties endeavor to cooperate in the execution and completion of all necessary documentation prior to Closing. The Parties recognize that the failure to cooperate in the completion of such documentation could lead to termination of this Agreement on the part of the cooperating party.

 10.2. Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, mailed by certified mail, return receipt requested, or via Federal Express or similar overnight courier service. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

 If to Company and/or Shareholders:

                Gregory W. Mitchell
                Attorney at Law
                4201 Shadybrook Ln.
                Rowlett, Texas  75088
                (972)463-8417
                Fax:  (972)463-4072


 If to Integrated or Allen:

                D. Ronald Allen
                Integrated Performance Systems, Inc.
                17300 N. Dallas Pkwy.
                Dallas, Texas  75248

 10.4. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other parties hereto.

 10.5.  Expenses.
 Except as otherwise provided herein, each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein

 10.6. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Integrated, LSCMC, the Company and the Shareholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by either party without the prior written consent of the other party.

 10.7. Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof, unless not in conflict with such other agreement.

 10.8.   Governing  Law.   This  Agreement and  its  validity,  construction,
 enforcement, and interpretation shall be governed by the substantive laws of the State of Texas.

 10.9. Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

 10.10. Transfer Taxes. The Shareholders shall be responsible for and shall have paid or set aside sufficient funds to pay all stock transfer or gains taxes incurred in connection with the consummation of the transactions contemplated by this Agreement. Risk with respect to the Shareholders' interests shall remain with the Shareholders until completion of the Merger.

 10.11. Public Announcements. No party hereto shall make any public announcement of the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

 10.12. Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

 10.13. Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

 10.14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any person.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.



                               /s/  D. Ronald Allen
                               Integrated Performance Systems, Inc.
                               By:  D. Ronald Allen
                               Its: Chief Executive Officer


                               /s/  Brad Jacoby
                               Best Circuit Boards, Inc.
                               By:  Brad Jacoby
                               Its: Chief Executive Officer